exhibit n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated October 9, 2017, relating to the statement of assets and liabilities of Invesco High Income 2024 Target Term Fund. We also consent to the references to us under the headings “Legal Opinions and Experts” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information which are incorporated by reference in this Registration Statement on Form N-2.

/s/PricewaterhouseCoopers LLP

Houston, Texas

November 29, 2017